UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 16, 2005


                        INTERNATIONAL DISPLAYWORKS, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                       0-27002                 94-3333649
          --------                       -------                 ----------
(State or other jurisdiction of   (Commission File Number)    I.R.S. Employer
 incorporation or organization)                              Identification No.)


                        1613 Santa Clara Drive, Suite 100
                           Roseville, California 95661
    (Address and telephone number of principal executive offices) (Zip Code)

                                 (916) 797-6800
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations
-------------------------------------------------

         Item 1.01 Entry Into a Material Definitive Agreement
         ----------------------------------------------------

On November 15, 2005, the Compensation Committee of International DisplayWorks, Inc. ("Company") approved an Executive Officer Incentive Plan ("EOIP") in which the Company's executive officers participate. The EOIP is both a cash-based and equity plan that makes awards of cash bonuses and incentive equity awards based on a formula used to weight and calculate the amount of compensation and equity awards that may be earned during the course of each fiscal year.

The Compensation Committee of the Board of Directors administers the 2005 Equity Incentive Plan and the EOIP. The Compensation Committee is comprised solely of independent directors. Executive Officers, as determined by the Compensation Committee of the Board of Directors, participate in the EOIP. The EOIP includes a formula to calculate the maximum annual incentive cash bonus payout for each executive officer. The EOIP formula uses two variables, (1) a performance variable, and (2) a Company performance variable, both of which are weighted. The Compensation Committee determines annually each executive's performance criteria ("Performance Variable") and the Company performance objective ("Company Variable"). At the end of each year the two variables, as weighted and measured, are multiplied by the individual executive's baseline amount to calculate the maximum EOIP incentive cash bonus for each executive for that year. On a discretionary basis, the Compensation Committee may also award stock options or restricted stock to executive officers on an annual basis. The Committee has authority to reduce, but not increase, any incentive cash bonus under the program for any given year. The EOIP has a cap limiting payouts to any executive as follows:

1. each individual executive's cash bonus/incentive payout shall not exceed that of 3 times individual's base salary for that year; and
2. each individual executive's stock purchase options or restricted stock awards will be between zero and 100,000 stock purchase options which shall be proportionately adjusted for any stock splits, (one-fifth of which may be restricted stock grants), with such vesting or additional restrictions as the Compensation Committee may establish at the time of any award.

The EOIP does not specify the criteria the Compensation Committee must use in exercising its discretion to reduce the incentive cash payment or in assessing the amount of options, if any, to be awarded.

As part of the annual review processes, the Compensation Committee may, but is not required to adjust an executive officer's base salary, provided that no increase in prior year's salary shall exceed 40% of the prior year's base salary.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             INTERNATIONAL DISPLAYWORKS, INC.,
                             a Delaware corporation


                             /s/ Alan Lefko
Dated:  November 18, 2005    ---------------------------------
                             Alan M. Lefko,
                             Vice President Finance